                     SECURITY BENEFIT LIFE INSURANCE COMPANY

            FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED AND VARIABLE
                       GROUP UNALLOCATED ANNUITY CONTRACT


THE COMPANY'S PROMISE -- In consideration of the Purchase Payments and the attached application, Security Benefit Life Insurance Company (the "Company") will pay the benefits of this Contract according to its provisions.

LEGAL CONTRACT -- PLEASE READ YOUR CONTRACT CAREFULLY. It is a legal Contract between the Owner and the Company. The Contract's table of contents is on page 2.

FREE LOOK PERIOD-RIGHT TO CANCEL -- IF FOR ANY REASON THE OWNER IS NOT SATISFIED WITH THIS CONTRACT, THE OWNER MAY RETURN IT TO THE COMPANY WITHIN 10 DAYS FROM THE DATE OF RECEIPT. YOU MAY RETURN THE CONTRACT BY DELIVERING OR MAILING IT TO THE COMPANY. IF RETURNED, THIS CONTRACT SHALL BE DEEMED VOID FROM THE CONTRACT DATE. THE COMPANY WILL REFUND ANY PURCHASE PAYMENTS MADE AND ALLOCATED TO THE FIXED ACCOUNT AND WILL REFUND SEPARATE ACCOUNT CONTRACT VALUE AS OF THE DATE THE RETURNED POLICY IS RECEIVED BY THE COMPANY.

Signed for Security Benefit Life Insurance Company on the Contract Date.


          ROGER K. VIOLA                              HOWARD R. FRICKE
            Secretary                                    President


                      A BRIEF DESCRIPTION OF THIS CONTRACT


This is a FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED AND VARIABLE GROUP UNALLOCATED ANNUITY CONTRACT.

*Purchase Payments may be made until termination of the Contract.

*This Contract is Participating.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, AND THERE ARE NO GUARANTEED MINIMUM PAYMENTS OR CASH VALUES. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

                                   [SBL LOGO]
                     SECURITY BENEFIT LIFE INSURANCE COMPANY
               A Member of The Security Benefit Group of Companies
                  700 SW Harrison Street, Topeka, KS 66636-0001
                                 1-800-888-2461

GV6059 (1-99)

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                                TABLE OF CONTENTS
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                                                                            Page

CONTRACT SPECIFICATIONS...................................................    3

DEFINITIONS...............................................................    4

GENERAL PROVISIONS........................................................    6
     The Contract.........................................................    6
     Compliance...........................................................    6
     Maintenance of Records...............................................    6
     Assignment...........................................................    6
     Beneficiary..........................................................    6
     Transfers............................................................    7
     Claims of Creditors..................................................    7
     Nonforfeiture Values.................................................    7
     Participation........................................................    7
     Statements...........................................................    7

PURCHASE PAYMENT PROVISIONS...............................................    7
     Flexible Purchase Payments...........................................    7
     Purchase Payment Allocation..........................................    7
     Place of Payment.....................................................    7

CONTRACT VALUE AND EXPENSE PROVISIONS.....................................    7
     Contract Value.......................................................    7
     Fixed Account Contract Value.........................................    7
     Fixed Account Interest Crediting.....................................    8
     Ownership of Assets..................................................    8
     Separate Account Contract Value......................................    8
     Accumulation Unit Value..............................................    8
     Net Investment Factor................................................    8
     Determining Accumulation Units.......................................    8
     Mortality and Expense Risk Charge....................................    9
     Administration and Recordkeeping Charge..............................    9
     Account Charge.......................................................    9
     Premium Tax Expense..................................................    9
     Mutual Fund Expenses.................................................    9

WITHDRAWAL PROVISIONS.....................................................    9
     Withdrawals..........................................................    9
     Partial Withdrawals .................................................    9
     Payment of Withdrawal Benefits.......................................    9

DEATH BENEFIT PROVISIONS..................................................   10
     Death Benefit........................................................   10
     Proof of Death.......................................................   10
     Distribution Rules...................................................   10

ANNUITY BENEFIT PROVISIONS................................................   11
     Purchase of Annuity Benefit Provisions...............................   11
     Annuity Tables.......................................................   11
     Annuity Payments.....................................................   11
     Alternate Annuity Option Rates.......................................   11
     Annuity Options......................................................   11

AMENDMENTS OR ENDORSEMENTS, if any

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                             CONTRACT SPECIFICATIONS
--------------------------------------------------------------------------------

OWNER NAME:  IBEW Local Unions Savings &            CONTRACT NUMBER:  9000000005
             Retirement Plan & Trust
                                                    CONTRACT DATE:  7-01-1999
PLAN:  Non-Qualified
                                                    ISSUE STATE:  Kansas
--------------------------------------------------------------------------------
INITIAL PURCHASE PAYMENT............................ $108,351,926

MINIMUM CONTRACT VALUE.............................. $100,000

SEPARATE ACCOUNT.................................... Variable Annuity Account XI

ANNUAL MORTALITY AND EXPENSE RISK CHARGE
     GS Small Cap Subaccount........................ 1.29%
     GS Capital Growth Subaccount................... 1.29%
     Bankers Trust International Subaccount......... 0.94%
     T. Rowe Price Mid Cap Subaccount............... 1.29%
     T. Rowe Price Equity Income Subaccount......... 0.94%

ANNUAL ADMINISTRATION AND RECORDKEEPING CHARGE...... 0.10%

ANNUAL ACCOUNT CHARGE............................... $0 per Participant

SUBACCOUNTS:

     GS Core Small Cap Equity Subaccount
     GS Capital Growth Subaccount
     Bankers Trust International Subaccount
     T. Rowe Price Mid Cap Subaccount
     T. Rowe Price Equity Income Subaccount

METHOD FOR DEDUCTIONS:
     Deductions for Account Charges and Premium Taxes will be made from Contract Value as directed by the Owner.

--------------------------------------------------------------------------------
                                   DEFINITIONS
--------------------------------------------------------------------------------

ACCOUNT -- One of the Subaccounts or the Fixed Account.

ACCUMULATION UNIT -- A unit of measure used to compute Separate Account Contract Value.

ANNUITANT -- A person entitled to periodic benefit payments for whom an Annuity is purchased under the Contract. Please see "Annuity Benefit Provisions" on page 11.

ANNUITY CONSIDERATION -- The amount transferred from Contract Value less any premium taxes in order to purchase an Annuity for an Annuitant.

ANNUITY OPTION -- A set of provisions that form the basis for making Annuity Payments. Please see "Annuity Options" on page 11.

ANNUITY START DATE -- The date on which Annuity Payments begin as elected by the Participant.

COMPANY -- Security Benefit Life Insurance Company, 700 SW Harrison Street, Topeka, Kansas 66636-0001.

CONTRACT ANNIVERSARY -- A 12-month anniversary of the Contract Date.

CONTRACT DATE -- The date the Contract begins. The Contract Date is shown on page 3.

CONTRACT YEAR -- Contract Years are measured from the Contract Date.

CURRENT INTEREST --The Company will declare the rate of Current Interest, if any, from time to time.

FIXED ACCOUNT -- A separate account established and maintained by the Company under the laws of Kansas. The Fixed Account is not registered as an investment company under the Investment Company Act of 1940. The Company owns the assets of the Fixed Account and maintains them apart from the assets of its General Account and its other separate accounts. The assets held in the Fixed Account equal to the reserves and other Contract liabilities with respect to the Fixed Account may not be charged with liabilities arising from any other business the Company may conduct. Income and realized and unrealized gains and losses from assets in the Fixed Account are credited to, or charged against, the Fixed Account without regard to the income, gains or losses from the Company's General Account or its other separate accounts.

GENERAL ACCOUNT -- All assets of the Company other than those allocated to the Separate Account, the Fixed Account or any other separate account of the Company.

HOME OFFICE -- The address of the Company's Home Office is Security Benefit Life Insurance Company, 700 SW Harrison Street, Topeka, Kansas 66636-0001.

NONNATURAL PERSON -- Any group or entity that is not a living person, such as a trust or corporation.

OWNER -- The Owner as of the Contract Date is named on page 3. The Owner is the employer, trust or other entity to which this Contract is issued.

PARTICIPANT -- A Participant under the Plan or Trust. No Participant may be older than age 90 on the date of his or her first contribution to the Contract under the Plan or Trust.

PARTICIPANT'S ACCOUNT -- The amount of Contract Value allocated to the Participant on the records of the Owner.

PARTICIPANT'S CONTRACT DATE -- The date of the Participant's first contribution to the Contract under the Plan or Trust.

PLAN -- An employee or union retirement, savings, deferred compensation, pension, or profit sharing plan, sponsored by the Owner or the Owner's subsidiaries and affiliates, that authorizes the purchase of annuities inclusive of the annuities made available by the terms of this Contract. The terms of this Contract will apply separately with respect to each Plan maintained in connection with this Contract.

PREMIUM TAX -- Any Premium Taxes levied by a state or other governmental entity. When Premium Tax is assessed after the Purchase Payment is applied, it will be deducted as described on page 3.

PURCHASE PAYMENT -- Money Received by the Company and applied to the Contract.

RECEIVED BY THE COMPANY -- Receipt by the Company in good order at its Home Office, 700 SW Harrison Street, Topeka, Kansas 66636-0001.

SEPARATE ACCOUNT -- A separate account established and maintained by the Company under Kansas law. The Separate Account as set forth on page 3 is registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as a Unit Investment Trust. It was established by the Company to support variable annuity contracts. The Company owns the assets of the Separate Account and maintains them apart from the assets of its General Account and its other separate accounts. The assets held in the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account may not be charged with liabilities arising from any other business the Company may conduct. Income and realized and unrealized gains and losses from assets in the Separate Account are credited to, or charged against, the Separate Account without regard to the income, gains or losses from the Company's General Account or its other separate accounts.

The Separate Account is divided into Subaccounts shown on page 3. Income and realized and unrealized gains and losses from assets in each Subaccount are credited to, or charged against, the Subaccounts without regard to income, gains or losses in the other Subaccounts. The Company has the right to transfer to its General Account any assets of the Separate Account that are in excess of the reserves and other Contract liabilities with respect to the Separate Account. The value of the assets in the Separate Account is determined on each Valuation Date as of the end of each Valuation Date.

SUBACCOUNTS -- The Separate Account is divided into Subaccounts which invest in shares of mutual funds. Each Subaccount may invest its assets in a separate class or series of a designated mutual fund or funds. The Subaccounts are shown on page 3. Subject to the regulatory requirements then in force, the Company reserves the right to:

     1.  change or add designated mutual funds or other investment vehicles;

     2.  add, remove or combine Subaccounts;

     3. add, delete or make substitutions for securities that are held or purchased by the Separate Account or any Subaccount;

     4.  operate the Separate Account as a management investment company;

     5. combine the assets of the Separate Account with other Separate Accounts of the Company or an affiliate thereof;

     6. restrict or eliminate any voting rights of the Owner with respect to the Separate Account or other persons who have voting rights as to the Separate Account; and

     7. terminate and liquidate any Subaccount.

If any of these changes result in a material change to the Separate Account or a Subaccount, the Company will notify the Owner of the change. The Company will not change the investment policy of any Subaccount in any material respect without complying with the filing and other procedures of the insurance regulators of the state of issue.

SUBACCOUNT NET ASSET VALUE -- An amount equal to: (1) the net asset value of all shares of the underlying mutual fund held by the Subaccount; plus (2) any cash or other assets of the Subaccount; less (3) all liabilities of the Subaccount.

TRANSFER -- A Transfer of Contract Value of one Subaccount or the Fixed Account for the equivalent dollar amount of Contract Value of another Subaccount or the Fixed Account.

TRUSTEE -- The party or parties, if any, who serve in a fiduciary capacity as Trustee of the Plan or Trust to which the Contract is issued.

VALUATION DATE -- A Valuation Date is each day the New York Stock Exchange and the Company's Home Office are open for business.

VALUATION PERIOD -- A Valuation Period is the interval of time from one Valuation Date to the next Valuation Date.

WITHDRAWAL -- A Withdrawal of Contract Value in the dollar amount specified by the Owner.

--------------------------------------------------------------------------------
                               GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE CONTRACT -- The entire Contract between the Owner and the Company consists of this Contract, the attached Application, and any Amendments, Endorsements or Riders to the Contract. All statements made in the Application will, in the absence of fraud, as ruled by a court of competent jurisdiction, be deemed representations and not warranties. The Company will use no statement made by or on behalf of the Owner to void this Contract unless it is in the written Application. Any change in the Contract can be made only with the written consent of the President, a Vice President, or the Secretary of the Company.

The Purchase Payment(s) and the Application must be acceptable to the Company under its rules and practices. If they are not, the Company's liability shall be limited to a return of the Purchase Payment(s).

COMPLIANCE -- The Company reserves the right to make any change to the provisions of this Contract to comply with or give the Owner the benefit of any federal or state statute, rule or regulation. This includes, but is not limited to, requirements for annuity contracts under the Internal Revenue Code or the laws of any state. The Company will provide the Owner with a copy of any such change and will also file such a change with the insurance regulatory officials of the state in which the Contract is delivered.

MAINTENANCE OF RECORDS -- All records of the Plan or Trust must be maintained by the Owner or the Owner's designee and must show the essential data relating to this Contract.

ASSIGNMENT -- No Assignment under this Contract is binding unless Received by the Company in writing. The Company assumes no responsibility for the validity, legality, or tax status of any Assignment. The Assignment will be subject to any payment made or other action taken by the Company before the Assignment is Received by the Company. Once filed, the rights of the Owner are subject to the Assignment. Any claim is subject to proof of interest of the assignee.

BENEFICIARY -- The Beneficiary is the person who will receive the death benefit on the death of the Participant prior to the Annuity Start Date and certain payments on the death of the Annuitant or any Joint Annuitant on or after the Annuity Start Date. The Participant may designate a Beneficiary as allowed under the Plan or Trust. Any designation will be maintained by the Owner or the Owner's designee and must be in writing and signed by the Participant. A designation will not take effect until recorded by the Owner. When so recorded, the new designation will take effect on the date it was signed. However, the change will not affect any payment made before the Owner or the Owner's designee receives and records such notice. If there is no surviving named beneficiary on the death of the Annuitant or Joint Annuitant, if later, then the Beneficiary will be the estate of the last to die of the Annuitant and Joint Annuitant.

TRANSFERS -- The Owner may Transfer Contract Value among the Fixed Account and Subaccounts subject to the following.

The Company reserves the right to: (1) limit the amount that may be subject to Transfer to $1,000,000 per Transfer per Participant without Home Office approval; and (2) suspend Transfers.

The Company will effect a Transfer to or from a Subaccount on the basis of Accumulation Unit Value determined as of the end of the Valuation Period in which the Transfer is effected. The Company will effect a Transfer from the Fixed Account on the basis of Fixed Account Contract Value as of the end of the Valuation Period in which the Transfer is effected. Transfers are effected as of the close of the Valuation Period in which all information required to make the Transfer is Received by the Company.

CLAIMS OF CREDITORS -- The Contract Value and other benefits under this Contract are exempt from the claims of creditors of the Owner and Participants to the extent allowed by law.

NONFORFEITURE VALUES -- The Withdrawal Values will at least equal the minimum required by law.

PARTICIPATION -- This Contract is participating.

STATEMENTS -- At least once each Contract Year the Owner shall be sent a statement including the current Contract Value and any other information required by law. The Owner may send a written request for a statement at other intervals.

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                           PURCHASE PAYMENT PROVISIONS
--------------------------------------------------------------------------------

FLEXIBLE PURCHASE PAYMENTS -- The Contract becomes in force when the initial Purchase Payment is applied. Purchase Payments may be made in such form, manner, timing and amount as agreed to by the Owner and Company.

PURCHASE PAYMENT ALLOCATION -- Purchase Payments will be allocated among the Fixed Account and the Subaccounts. Purchase Payments will be allocated according to the Owner's instructions in the Application or more recent instructions, if any. The Owner may change the allocations by written notice to the Company.

PLACE OF PAYMENT -- All Purchase Payments under this Contract are to be paid to the Company at its Home Office. Purchase Payments after the initial Purchase Payment are applied as of the end of the Valuation Period during which they are Received by the Company.

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                      CONTRACT VALUE AND EXPENSE PROVISIONS
--------------------------------------------------------------------------------

CONTRACT VALUE -- On any Valuation Date, the Contract Value is the sum of: (1) the Separate Account Contract Value; and (2) the Fixed Account Contract Value. At any time after the first Contract Year, the Company reserves the right to pay to the Owner the Contract Value as a lump sum if it is below the minimum Contract Value set forth on page 3.

FIXED ACCOUNT CONTRACT VALUE -- On any Valuation Date, the Fixed Account Contract Value is equal to the amount of the initial Purchase Payment allocated under the Contract to the Fixed Account,

PLUS:

     1. any other Purchase Payments allocated under the Contract to the Fixed Account;

     2.  any Transfers from the Separate Account to the Fixed Account; and

     3. any interest credited to the Fixed Account.

LESS:

     1.  any Withdrawals deducted from the Fixed Account;

     2.  any Transfers from the Fixed Account to the Separate Account; and

     3. any applicable Premium Taxes.

FIXED ACCOUNT INTEREST CREDITING -- The Company shall credit Current Interest on Fixed Account Contract Value on a daily basis. Current Interest will be credited from the Valuation Date on which a Purchase Payment is applied to the date of Withdrawal, Transfer, or application as an Annuity Consideration. The rate of Current Interest will be set on a semiannual basis and will reflect the performance of Fixed Account assets. The Company reserves the right to reset the Current Interest rate more frequently.

OWNERSHIP OF ASSETS -- The Company is the sole owner of the assets of the Fixed Account. The Company has the sole right to control, manage or administer such assets.

SEPARATE ACCOUNT CONTRACT VALUE -- On any Valuation Date, the Separate Account Contract Value is the sum of the then current value of the Accumulation Units allocated to each Subaccount for this Contract.

ACCUMULATION UNIT VALUE -- The initial Accumulation Unit Value for each Subaccount was set at $10. The Accumulation Unit Value for any subsequent Valuation Date is equal to (1) times (2) where:

     1. is the Accumulation Unit Value determined on the immediately preceding Valuation Date; and

     2. is the Net Investment Factor on the Valuation Date with respect to which Accumulation Unit Value is being determined;

NET INVESTMENT FACTOR -- The Net Investment Factor for any Subaccount as of the end of any Valuation Period is determined by dividing (1) by (2) and subtracting
(3) from the result, where:

     1.  is equal to:

         a. the net asset value per share of the mutual fund held in the Subaccount, found as of the end of the current Valuation Period; plus

         b. the per share amount of any dividend or capital gain distributions paid by the Subaccount's underlying mutual fund that is not included in the net asset value per share; plus or minus

         c. a per share charge or credit for any taxes reserved for, which the Company deems to have resulted from the operation of the Separate Account or the Subaccounts; operations of the Company with respect to the Contract; or the payment of premiums or acquisition costs under the Contract.

     2. is the net asset value per share of the Subaccount's underlying mutual fund as of the end of the prior Valuation Period.

     3. is a daily factor representing the Mortality and Expense Risk Charge and Administration and Recordkeeping Charge which is deducted from the Separate Account.

The Accumulation Unit Value may increase or decrease from one Valuation Period to the next.

DETERMINING ACCUMULATION UNITS -- The number of Accumulation Units allocated to a Subaccount under this Contract is found by dividing: (1) the amount allocated to, or deducted from, the Subaccount; by (2) the Accumulation Unit Value for the Subaccount as of the end of the Valuation Period during which the amount is allocated or deducted under the Contract. The number of Accumulation Units allocated to a Subaccount under the Contract will not change as a result of investment experience. Events that change the number of Accumulation Units are:

     1. Purchase Payments that are applied to the Subaccount.

     2. Contract Value that is Transferred into or out of the Subaccount.

     3. Withdrawals that are deducted from the Subaccount; and

     4.  Premium   Taxes  and  Account   charges  that  are  deducted  from  the
         Subaccount.

MORTALITY AND EXPENSE RISK CHARGE -- The Company will deduct the Mortality and Expense Risk Charge shown on page 3. This charge will be computed and deducted from each Subaccount on each Valuation Date. This charge is factored into the Accumulation Unit Values on each Valuation Date.

ADMINISTRATION  AND  RECORDKEEPING   CHARGE  --  The  Company  will  deduct  the
Administration and Recordkeeping Charge shown on page 3. This charge will be computed and deducted from each Subaccount on each Valuation Date. This charge is factored into the Accumulation Unit Values on each Valuation Date.

ACCOUNT CHARGE -- The Company will deduct the Account Charge shown on page 3. This charge will be computed and deducted from Contract Value as of each calendar year end.

PREMIUM TAX EXPENSE -- The Company reserves the right to deduct Premium Tax when due or any time thereafter. Any applicable Premium Taxes will be allocated as described on page 3.

MUTUAL FUND EXPENSES -- Each Subaccount invests in shares of a mutual fund. The net asset value per share of each underlying fund reflects the deduction of any investment advisory and administration fees and other expenses of the fund. These fees and expenses are not deducted from the assets of a Subaccount, but are paid by the underlying funds. The Owner indirectly bears a pro rata share of such fees and expenses. An underlying fund's fees and expenses are not specified or fixed under the terms of this Contract.

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                              WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

WITHDRAWALS -- A full or partial Withdrawal of Separate Account Contract Value is allowed at any time. A full or partial Withdrawal of Fixed Account Contract Value is allowed as mutually agreed by the Company and the Owner. This provision is subject to any federal or state Withdrawal restrictions.

All Withdrawals must meet the following conditions.

     1. The request for Withdrawal must be Received by the Company in writing or under other methods allowed by the Company, if any; and

     2. The Owner must apply while this Contract is in force.

PARTIAL WITHDRAWALS -- The Owner may request a Withdrawal pursuant to the request of a Participant under the terms of the Plan or Trust. A partial Withdrawal request must state the allocations for deducting the Withdrawal from each Account. If no allocation is specified, the Company will contact the Owner for instructions. The Withdrawal will be effected as of the end of the Valuation Period in which such instructions are received and payment will be made within the time frame required by applicable law. The Withdrawal will reduce Contract Value by the amount of the Withdrawal and any premium taxes attributable to the Withdrawal.

PAYMENT OF WITHDRAWAL BENEFITS -- The Company reserves the right to suspend a Transfer or delay payment of a Withdrawal from the Separate Account for any period:

     1.  when the New York Stock Exchange is closed; or

     2. when trading on the New York Stock Exchange is restricted; or

     3. when an emergency exists as a result of which: (a) disposal of securities held in the Separate Account is not reasonably practicable; or (b) it is not reasonably practicable to fairly value the net assets of the Separate Account; or

     4. during any other period when the Securities and Exchange Commission, by order, so permits to protect owners of securities.

Rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions set forth above exist.

The Contract will terminate upon any Withdrawal that leaves Contract Value equal to zero. The Company may terminate the Contract upon 180 days' written notice after the fifth Contract Anniversary.

--------------------------------------------------------------------------------
                            DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

DEATH BENEFIT -- If a Participant dies prior to the Annuity Start Date, a Death Benefit will be paid to the Beneficiary when due Proof of Death and instructions regarding payment are Received by the Company.

If the age of the Participant was 75 or younger on the Participant's Contract Date, the Death Benefit will be the greatest of: (1) the sum of all Purchase Payments made by or on behalf of the Participant, less any Premium Taxes due or paid by the Company with respect to the Participant's Account and less the sum of all partial Withdrawals made by or on behalf of the Participant; (2) the Participant's Account as of the date due Proof of Death and instructions regarding payment are Received by the Company, less any Premium Taxes due or paid by the Company with respect to the Participant's Account; or (3) the Stepped-Up Death Benefit described below.

The Stepped-Up Death Benefit is:

     1. the largest Death Benefit on any anniversary of the Participant's Contract Date that is both an exact multiple of five and occurs prior to the Participant reaching age 76; plus

     2. any Purchase Payments made by the Owner with respect to the Participant since the applicable fifth anniversary of the Participant's Contract Date; less

     3.  any reductions  caused by Withdrawals made by the Owner with respect to
         the  Participant   since  the  applicable  fifth   anniversary  of  the
         Participant's Contract Date; less

     4. any Premium Taxes due or paid by the Company with respect to the Participant's Account.

If the age of the Participant on the Participant's Contract Date was 76 or older, or if due proof of death (regardless of the age of the Participant on the Participant's Contract Date) and instructions regarding payment are not Received by the Company within six months of the date of the Participant's death, the Death Benefit will be the Participant's Account as of the date due Proof of Death and instructions regarding payment are Received by the Company, less any Premium Taxes due or paid by the Company with respect to the Participant's Account.

If a lump sum payment is requested, the payment will be made in accordance with any laws and regulations that govern the payment of Death Benefits.

PROOF  OF  DEATH  -- Any of the  following  will  serve as Proof of Death of the
Participant:

     1.  certified copy of the death certificate;

     2. certified decree of a court of competent jurisdiction as to the finding of death;

     3. written statement by a medical doctor who attended the deceased Participant; or

     4. any proof accepted by the Company.

DISTRIBUTION RULES -- The entire Death Benefit with any interest shall be paid within 5 years after the death of the Participant, except as provided below. If the deceased Participant's spouse is the sole Beneficiary, the spouse shall become the owner of the Participant's Account. He or she may elect to: (1) keep the Participant's Account in force until the sooner of the spouse's death or the Annuity Start Date; or (2) receive the Death Benefit.

If a Participant dies after the Annuity Start Date, Annuity Payments shall continue to be paid at least as rapidly as under the method of payment being used as of the date of the Participant's death.

This Contract is deemed to incorporate any provision of Section 72(s) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision. This Contract is also deemed to incorporate any other provision of the Code deemed necessary by the Company, in its sole judgment, to qualify this Contract as an annuity. The application of the distribution rules will be made in accordance with Code Section 72(s), or any successor provision, as interpreted by the Company in its sole judgment.

--------------------------------------------------------------------------------
                           ANNUITY BENEFIT PROVISIONS
--------------------------------------------------------------------------------

PURCHASE OF ANNUITY BENEFIT PROVISIONS -- The Company agrees to make available an annuity to any Participant under the Plan or Trust; provided that the Annuitant is no older than age 90 as of the Participant's Contract Date. The Owner will provide the Company the following information: (1) the Annuity Option and Annuity Start Date selected by the Participant; (2) the Annuitant named by the Participant; (3) due proof of age of the Annuitant; (4) the amount of Annuity Consideration; and (5) any other information deemed necessary by the Company to make such Annuity Payments. The Annuity Contract will offer the fixed annuity options and rates set forth below.

ANNUITY TABLES --The Annuity Tables are based upon an interest rate of 3 percent and the 1983(a) mortality table with mortality improvement using projection scale G. The Annuity Tables may be modified to reflect the rate of interest in effect on the Annuity Start Date, but the rate of interest is guaranteed to be at least 3 percent. The amounts in the Annuity Tables will vary based upon the sex and age of the Annuitant or Joint Annuitants, if applicable, upon the Annuity Start Date. Unisex rates will be used where required by law. The guaranteed minimum amount of monthly Annuity Payment per $1,000 of Annuity Consideration applied is based upon the Annuity Tables. The Annuity Tables state values for whole ages. The values will be interpolated based upon the exact age(s) of the Annuitant or Joint Annuitants on the Annuity Start Date. The Annuity Tables are used in accordance with generally accepted actuarial principles.

ANNUITY PAYMENTS -- The amounts set forth in the Tables are the guaranteed minimum for each Annuity Payment for Annuity Options 1 through 5. No Annuity Option can be selected that requires the Company to make Annuity Payments of less than $100. If no Annuity Option is chosen prior to the Annuity Start Date, the Company will use Life with 10-Year Fixed Period Option. Each Annuity Option allows for making Annuity Payments annually, semiannually, quarterly or monthly.

ALTERNATE ANNUITY OPTION RATES -- The Company may, at the time of election of an Annuity Option, offer more favorable rates in lieu of the guaranteed rates shown in the Annuity Tables.

ANNUITY OPTIONS -- OPTION 1: LIFE OPTION. This option provides payments for the life of the Annuitant. Table A shows some of the guaranteed rates for this option.

OPTION 2: LIFE WITH FIXED PERIOD OPTION. This option provides payments for the life of the Annuitant. A fixed period of 5, 10, 15 or 20 years may be chosen. Payments will be made to the end of this period even if the Annuitant dies prior to the end of the period. If the Annuitant dies before receiving all the payments during the fixed period, the remaining payments will be made to the Beneficiary. Table A shows some of the guaranteed rates for this option.

OPTION 3: LIFE WITH INSTALLMENT REFUND OPTION. This option provides payments for the life of the Annuitant, with a period certain determined by dividing the Annuity Consideration by the amount of the first payment. A fixed number of payments will be made even if the Annuitant dies. If the Annuitant dies before receiving the fixed number of payments, any remaining payments will be made to the Beneficiary. Table A shows some of the guaranteed rates for this option.

OPTION 4: JOINT AND LAST SURVIVOR OPTION. This option provides payments for the life of the Annuitant and Joint Annuitant. Payments will be made as long as either is living. Table B shows some of the guaranteed rates for this option.

OPTION 5: JOINT AND CONTINGENT SURVIVOR OPTION. This option provides payments for the life of the primary Annuitant. Payments will be made to the primary
Annuitant as long as he or she is living. Upon the death of the primary Annuitant, payments will be made to the contingent Annuitant as long as he or she is living. If the contingent Annuitant is not living upon the death of the primary Annuitant, no payments will be made to the contingent Annuitant. Table B shows some of the guaranteed rates for this option.

                      A BRIEF DESCRIPTION OF THIS CONTRACT


This is a FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED AND VARIABLE GROUP UNALLOCATED ANNUITY CONTRACT.

*Purchase Payments may be made until termination of the Contract.

*This Contract is Participating.



ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT AND THERE ARE NO GUARANTEED MINIMUM PAYMENTS OR CASH VALUES. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)



                                   [SBL LOGO]
                     SECURITY BENEFIT LIFE INSURANCE COMPANY
               A Member of The Security Benefit Group of Companies
                  700 SW Harrison Street, Topeka, KS 66636-0001
                                 1-800-888-2461